UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2012

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07               Submission of Matters to a Vote of Security Holders

SIGNATURES

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Item 5.07             Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of GameTech International, Inc. (the “Company”) was held on April 25, 2012.  At the annual meeting, our stockholders: (i) elected each of the persons listed below, each having received a plurality of the votes duly cast, to serve as a director of the Company until the Company’s next annual meeting of stockholders or until their successors are elected and have qualified, or until their earlier resignation or removal, and (ii) ratified the appointment of Piercy Bowler Taylor and Kern as the Company’s independent public accountants for the fiscal year ending October 28, 2012.

The Company’s independent inspector of elections reported the vote of stockholders as follows:

PROPOSAL 1:  ELECTION OF DIRECTORS

NAME	FOR	WITHHELD	BROKER NON-VOTES
RICHARD H. IRVINE	1,598,648	3,939,639	4,856,299
KEVIN Y PAINTER	1,821,634	3,716,653	4,856,299
SCOTT H. SHACKELTON	4,018,166	1,520,121	4,856,299
DONALD K. WHITAKER	4,457,479	1,080,808	4,856,299

PROPOSAL 2:  RATIFY APPOINTMENT OF PIERCY BOWLER TAYLOR AND KERN

FOR	AGAINST	ABSTAIN
9,264,341	1,075,310	20,626

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:	/s/ James B. Robertson
James Robertson
Vice President & General Counsel

Dated: April 26, 2012

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